EXHIBIT 23(a)








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                                                                   Exhibit 23(a)



Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 2001 incorporated by reference into the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, and our report dated June 7, 2001 appearing in the Annual Report on Form 11-K of the MDU Resources Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.




                                             /s/Arthur Andersen, LLP


Minneapolis, Minnesota
October 1, 2001